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                                                                   EXHIBIT 3.132

                             STATE OF WEST VIRGINIA

                         [STATE OF WEST VIRGINIA SEAL]

                                  CERTIFICATE

              I, JOE MANCHIN III, SECRETARY OF STATE OF THE STATE
                     OF WEST VIRGINIA, HEREBY CERTIFY THAT

                     GREENBRIER EMERGENCY PHYSICIANS, INC.

                             CONTROL NUMBER: 55164

has filed its "Articles of Incorporation" in my office according to the provisions of the West Virginia Code. I hereby declare the organization to be registered as corporation from its effective date of April 10, 2003 with the right of perpetual existence.

Therefore, I hereby issue this

                          CERTIFICATE OF INCORPORATION

[STATE OF WEST VIRGINIA SEAL]                        GIVEN UNDER MY HAND AND THE
                                                      GREAT SEAL OF THE STATE OF
                                                    WEST VIRGINIA ON THIS DAY OF
                                                                  APRIL 10, 2003

                                                             /s/ Joe Manchin III
                                                             SECRETARY OF STATE

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JOE MANCHIN, III                                       Penney Barker, TeamLeader
Secretary of State                                         Corporations Division
State Capitol Building                                       Tel : (304)558-8000
1900 Kanawha Blvd. East                                       Fax: (304)558-5758
Charleston, WV 25305-0770                                          www.wvsos.com
                                                               FILE One Original
                         [STATE OF WEST VIRGINIA SEAL]
                                                                 CONTROL # 55164
                                  WEST VIRGINIA
                           ARTICLES OF INCORPORATION
________________________________________________________________________________

The undersigned, acting as incorporator(s) according to the West Virginia Code, adopts the following Articles of Incorporation for a West Virginia Domestic Corporation, which shall be perpetual:

1. The NAME of the WEST VIRGINIA CORPORATION shall be:

   [This name is your official name and and must                    Greenbrier Emergency Physicians, Inc.
   be used in ITS ENTIRETY when in use UNLESS a
   trade name is registered with the Office of
   Secretary of State, according to Chapter 47-8-3
   of the West Virginia Code.

2. The ADDRESS of the PRINCIPAL OFFICE of the              Street:  1900 Winston Road, Suite 300
   corporation will be:
                                                   City/State/Zip:  Knoxville, Tennessee 37919
     located in the County of:
                                                           County:  Knox
   The mailing address of the above
   location, if different, will be:                    Street/Box:  ______________________________________________

                                                   City/State/Zip:  ______________________________________________

3. The PHYSICAL ADDRESS (not a PO box)                     Street:  Not Applicable
   of the PRINCIPAL PLACE OF BUSINESS IN
   WEST VIRGINIA, IF ANY of the corporation        City/State/Zip:  ______________________________________________
   will be:
   located in the County of:                               County:  ______________________________________________

   The mailing address of the above                    Street/Box:  ______________________________________________
   location, if different, will be:
                                                   City/State/Zip:  ______________________________________________

                                                             Name:  Corporation Service Company
4. The name and address of the PERSON
   TO WHOM NOTICE OF PROCESS MAY BE                        Street:  1600 Laidley Tower
   SENT IS:
                                                   City/State/Zip:  Charleston, WV 25301

5. This corporation is organized as: (check one below)

       [ ] NON-PROFIT, NON-STOCK, (if you plan on applying for 501(c)(3) status with the IRS, you may want to include certain languages that is required by IRS to be included in your articles of incorporation)

       [X] FOR PROFIT

6. FOR PROFIT ONLY:

     The total value of all authorized capital stock of the corporation will be $25.00.

     The capital stock will be divided into 2,000 shares at the par value of $0 per share.

FORM CD-1          ISSUED BY THE SECRETARY OF STATE, STATE CAPITAL, CHARLESTON, WV 25305             REVISED 10/02

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                                                                          Page 2

WEST VIRGINIA ARTICLES OF INCORPORATION

7.  The PURPOSES for which this corporation is formed are as follows:
      (Describe the type(s) of business activity which will be conducted, for example, "agricultural production of grain and poultry", "construction of residential and commercial buildings", "manufacturing of food products", "commercial printing", "retail grocery and sale of beer and wine". Purposes may conclude with words"... including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia.")

      Medical Staffing Services
      _________________________________________________________________________

      _________________________________________________________________________

8.  FOR NON PROFITS ONLY: (Check the statement the applies to your entity)

      --   Corporation will have no members

      --   Corporation will have members

      (NOTE) If corporation has one or more classes of members, the designation of a class or classes is to be set forth in the articles of incorporation and the manner of election or appointment and the qualifications and rights of the members of each class is to be set forth in the articles of incorporation or bylaws. If this applies to your entity, you will have to attach a separate sheet listing the above required information, unless it will fit in the space below

      Not Applicable
      _________________________________________________________________________

      _________________________________________________________________________

9.  The name and address of the incorporator(s) is:

         Name                             Address                      City/State/Zip
      John R. Stair                  1900 Winston Road, Suite 300        Knoxville, TN 37919
      ______________________________ ______________________________ ______________________________

      ______________________________ ______________________________ ______________________________

      ______________________________ ______________________________ ______________________________

10.  Contact and Signature Information:

      a. Contact person to reach in case there is a problem with filing: John R. Stair Phone # 8652935665

      b. Print Name of person who is signing articles of incorporation: John R. Stair

      c. Signature of Incorporator: /s/ John R. Stair Date: 4/7/03

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                 Checklist for New Businesses After Filing With
                        The Office of Secretary of State

Filing with the Secretary of State is your first step in getting your business registered and in compliance with the State of West Virginia. However, there may be additional steps that need to be followed throughout the life of your business. The list below will inform you of those steps in order for your organization to stay in compliance with the State.

Please know that the Secretary of State's Office is here to assist you throughout the span of your business. You may contact our office at 304-558-8000, through our website www.wvsos.com or by email at business@wvsos.com and we will be happy to answer any of your questions or send you any applications that you may need.

- CONTACT THE WEST VIRGINIA TAX DEPARTMENT at 304-558-3333 to obtain a business license and tax identification number. (Form WV/BUS-APP). The tax department also has information relating to all taxes such as sales and use, license, severance, gasoline, withholding, and much more. Their web site is www.state.wv.us/taxrev/

- CONTACT BUREAU OF EMPLOYMENT PROGRAMS at 304-926-5000 for Workers Compensation or 304-558-1324 for Unemployment Compensation or visit their web site at www.state.wv.us/bep/. The Bureau of Employment Programs can help you understand what your responsibilities are as an employer to your employees with regard to workers compensation, what your premiums will be, how to file claims, when reports are due and much more.

- CONTACT DIVISION OF LABOR at 304-558-7890 to inquire about wage and hour information, OSHA training and regulations, applying for a contractors license and more. Their web site is www.state.wv.us/labor.

- CONTACT THE WV SMALL BUSINESS DEVELOPMENT CENTER at 304-5582960 or their web site at www.wvsbdc.org to learn about all the different resources and counseling centers available to new business owners that explore and explain how to develop and business and financial plan as well as developing marketing strategies.

- TRADENAMES/DBA NAMES: If at any time you choose to operate or advertise under any name other than the registered organization name then you are required by WV Code to file an application for "TRADENAME REGISTRATION" (NR-3) with the Secretary of State's Office.

- AMENDMENTS, MERGERS, AND NAME CHANGES: If at any time you amend your articles, change the name of your entity or undergo a merger then you are required by WV Code to file those changes in the Secretary of State's Office. You may file any amendments and name changes on the forms issues by the Secretary of State titled, "PROFIT AMENDMENT" (CD-2) or "NON-PROFIT AMENDMENT" (CD-3).

- CHANGING OFFICERS, PROCESS AGENT OR OFFICE ADDRESS: If at any time you change your officers, who your notice of process agents is or any address of the company then it is a good idea to file those changes with the Secretary of State so that the Secretary of State's Office can maintain accurate information on your company. You may file this information on the form issued by the Secretary of State titled, "APPLICATION TO APPOINT OR CHANGE AGENT FOR PROCESS, OFFICERS, AND/OR OFFICE ADDRESSES" (AAQ).

- CLOSING YOUR BUSINESS: When you decide to close your business you must file dissolution or termination forms with the Secretary of State's Office. Until you file those applications with the Secretary of State's Office you will continue to be responsible for taxes and other regulatory fees from other agencies. You may file your dissolution or termination on the forms issues by the Secretary of State titled, "ARTICLES OF DISSOLUTION" (CD 5 & 6) if a corporation or "ARTICLES OF TERMINATION" (LLD-9) if a LLC.

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                                     [SEAL]

Secretary of State's Office    State of West Virginia     Telephone: (304) 558-6000
Building 1, Suite 157-K           Joe Manchin, III        Toll Free: 1-866-SOS-VOTE
1900 Kanawha Blvd., East         Secretary of State       Corporations: (304) 558-8000
Charleston, WV 25305-0770                                 FAX: (304) 558-0900
                                                          www.wvsos.com

      April 10, 2003

      Dear New Business Owner:

      Congratulations on completing the registration process for your new West Virginia business! We are honored that you have chosen to operate within our state and are eager to help you in any way possible. Therefore, we would like to provide you with the following information:

      - DON'T FORGET - after filing with the Secretary of State's office you must OBTAIN A BUSINESS REGISTRATION NUMBER WITH THE WEST VIRGINIA DEPARTMENT OF TAX AND REVENUE before conducting any business. Their phone number is 304-558-3333, or you may download their Business Registration Form from their website (www.state.wv.us/taxrev/).

      - Remember to KEEP THE SECRETARY OF STATE'S OFFICE INFORMED of any officer or agent changes, as well as any trade names, amendments, name changes or mergers that your company may undergo.

      - Please feel free to visit our website (www.wvsos.com) to obtain forms, fees and other information relating to business filings. In addition, you may also wish to visit our "ON LINE BUSINESS DATA" site. This area contains information such as names, addresses, officers, notice of process agent, amendments, names changes, dissolutions and terminations for all of the businesses currently on file in the Secretary of State's office.

      - If you have registered a partnership or association, you must FILE A COPY OF THE REGISTRATION WITH THE COUNTY CLERKS OFFICE in the county where the entities principal office is located or where the business in question is being transacted.

Again, I thank you for choosing to do business in West Virginia. For your convenience, our office is open Monday - Friday from 8:30 a.m. to 5.00 p.m. Please don't hesitate to contact us if we can provide you with any additional assistance or information.

Best Wishes!

/s/ Joe Manchin
---------------

Joe Manchin, III